UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2012
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
 The information described below under the caption “Employment Agreement with William P. Stiritz” is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)           Executive Compensation
Employment Agreement with William P. Stiritz
On May 29, 2012, Post Holdings, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Mr. William P. Stiritz, the Company’s Chief Executive Officer. The initial term of the Employment Agreement is for a period of three years, commencing on May 29, 2012. The term of the Employment Agreement will be automatically extended for additional terms of one (1) year each (each a “Renewal Term” and together with the Initial Term, the “Term”), unless either the Company or Mr. Stiritz gives prior written notice of non-renewal at least sixty (60) days prior to the expiration of the then current Term.  During the Term, the Company will pay Mr. Stiritz a base salary of $1 per year.  Mr. Stiritz has agreed that he generally will not participate in any of the Company’s short-term or long-term bonus plans, benefit plans or other similar arrangements.

Either party may terminate the Employment Agreement with or without cause by providing the other party at least thirty (30) days’ notice.  The Employment Agreement provides that Mr. Stiritz generally will not compete with the Company during the employment Term and until the third anniversary date of Mr. Stiritz’s termination of employment.  The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

In connection with the Employment Agreement, Mr. Stiritz entered into a non-qualified stock option agreement (the “Option Agreement”) with the Company, pursuant to which the Corporate Governance and Compensation Committee of the Board of Directors (the “Compensation Committee”) granted to Mr. Stiritz 1,550,000 non-qualified stock options to purchase shares of the Company’s common stock, par value $0.01 per share, at an exercise price of $31.25, the closing market price of the Company’s common stock on May 29, 2012.  The options were granted under the Post Holdings, Inc. 2012 Long Term Incentive Plan (the “Plan”).  These options generally vest in equal annual installments on the first, second and third anniversaries of the date of grant, subject to acceleration for certain events; provided that none of the options can be exercised until Mr. Stiritz is no longer an officer of the Company.  The Option Agreement contains a non-competition provision similar to the provision contained in the Employment Agreement described above.  Upon a change in control (as defined in the Plan), the vesting of the options will only accelerate upon Mr. Stiritz’s termination within two years of a change in control by the Company without “cause” or by Mr. Stiritz with “good reason” (each as defined in the Option Agreement) or if the options are settled in cash and canceled in connection with a change in control.  The foregoing description of the Option Agreement is qualified in its entirety by reference to the full text of the Option Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

These options are intended to constitute substantially all of Mr. Stiritz’s compensation for his service as Chief Executive Officer of the Company during the three-year term of his Employment Agreement.  The Compensation Committee approved the Mr. Stiritz’s compensation arrangements, which involve negligible cash outlay from the Company, with the goal of aligning Mr. Stiritz’s entire compensation directly with shareholder interests.

Other Executive Compensation
On May 29, 2012, the Compensation Committee approved the base salaries and target bonus percentages of the Company’s executive officers other than Mr. Stiritz.  The following table sets forth the annual base salary level of the Company’s anticipated named executive officers for fiscal 2012:

Name	Position	Base Salary	Target Bonus
Terence E. Block	President and Chief Operating Officer	$500,000	100%
Robert V. Vitale	Chief Financial Officer	$400,000	100%
James L. Holbrook	EVP - Marketing	$400,000	100%

In addition, on May 29, 2012, the Compensation Committee approved awards of non-qualified stock options to certain executive officers under the Plan, with an exercise price of $31.25, the closing market price of the Company’s common stock on

the date of grant.   These stock options vest in equal annual installments on the first, second and third anniversaries of the date of grant.  The following table sets forth the non-qualified stock options which were awarded to these executive officers:

Name	Position	Stock Options
Terence E. Block	President and Chief Operating Officer	100,000
Robert V. Vitale	Chief Financial Officer	100,000
James L. Holbrook	EVP - Marketing	70,000

     Also on May 29, 2012, the Compensation Committee approved awards of restricted stock units (“RSUs”) to certain executive officers under the Plan. These restricted stock units were granted in special recognition of the leadership provided through the spin-off from Ralcorp Holdings, Inc. The RSUs vest in equal installments on the first, second and third anniversaries of the date of grant, subject to certain acceleration events described in the award agreements.  The following table sets forth the RSUs which were awarded to these executive officers:

Name	Position	RSUs
William P. Stiritz	Chief Executive Officer	312,500
Terence E. Block	President and Chief Operating Officer	19,000
Robert V. Vitale	Chief Financial Officer	19,000
James L. Holbrook	EVP - Marketing	12,000

The equity awards described above were made by the Compensation Committee through the use of various forms of award agreements, which set forth terms applicable to specific awards. The forms of these awards agreements were approved by the Compensation Committee on May 29, 2012. The form of Non-Qualified Stock Option Agreement for the other executives is attached hereto as Exhibit 10.3, the form of Restricted Stock Unit Agreement for Mr. Stiritz is attached hereto as Exhibit 10.4, and the form of Restricted Stock Agreement for the other executives is attached hereto as Exhibit 10.5.

Senior Management Bonus Program
Also on May 29, 2012, the Compensation Committee approved the Senior Management Bonus Program applicable to Messrs. Block, Vitale and Holbrook. The amount of payout under the plan is a percentage of each executive’s salary, which will be paid based on the level of achievement of performance objectives determined with the Company’s Chief Executive Officer. Payouts will be made in the form of cash by December 1 following the end of the program year in which the bonus award was earned, but participants may elect to defer all or a portion of a bonus award under the Post Holdings, Inc. Deferred Compensation Plan for Key Employees. The current bonus targets for the plan participants (as a percentage of base salary) are set forth above under “Other Executive Compensation.” The distribution of the payout amounts for fiscal 2012, if any, among the participants will be determined by the Company’s Compensation Committee at a later date. The foregoing description of the Senior Management Bonus Program is qualified in its entirety by reference to the full text of the plan, which is filed as Exhibit 10.6 hereto and incorporated herein by reference.

Key Management Bonus Program
Also on May 29, 2012, the Compensation Committee approved the Key Management Bonus Program applicable to key management level employees. The amount of payout under the plan is a percentage of each employee’s salary, which will be paid based on the level of achievement of three performance objectives: net sales, EBITDA, and market share. Payouts will be made in the form of cash by December 1 following the end of the program year in which the bonus award was earned, but participants may elect to defer all or a portion of a bonus award under the Post Holdings, Inc. Deferred Compensation Plan for Key Employees. The distribution of the payout amounts for fiscal 2012, if any, among the participants will be determined by the Company’s Compensation Committee at a later date. The foregoing description of the Key Management Bonus Program is qualified in its entirety by reference to the full text of the plan, which is filed as Exhibit 10.7 hereto and incorporated herein by reference.

The Company intends to provide additional information regarding the compensation programs applicable to the Company’s executive officers in respect to and during the year ended September 30, 2012, in the proxy statement for the Company’s 2013 Annual Meeting of Stockholders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 31, 2012	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: SVP - Legal & Secretary

EXHIBIT INDEX

Number	Description

10.1	Employment Agreement dated as of May 29, 2012 by and between William P. Stiritz and the Company
10.2	Non-Qualified Stock Option Agreement for Mr. Stiritz
10.3	Form of Non-Qualified Stock Option Agreement for Other Executive Officers of the Company
10.4	Restricted Stock Unit Agreement for Mr. Stiritz
10.5	Form of Restricted Stock Unit Agreement for Other Executive Officers of the Company
10.6	Senior Management Bonus Program
10.7	Key Management Bonus Program

5